AGREEMENT


This agreement is made this 20th day of November, 1999, by and between Enviro-Recovery, Inc. ("Enviro"), having corporate offices at 2200 East Lake Shore Drive, Ashland, WI 54806, USA, and the companies, FundAmazon, with its corporate offices at Conj.Eoclides Figoeido, Rua "J" no 15- Belem, Para, Brazil, tax registration # 83.340.992/001-23 and Eco-Wood, Ltd. ("Eco- Wood") with its corporate offices at Rua Tancredo Neves 500-Breves Para, Brazil, tax registration # 02.432.567/001-62.

FundAmazon and Eco-Wood represent the following:

         1. FundAmazon, a non-profit Brazilian company, has the sole license granted by the State of Para and IBAMA ("Para licenses") in existence for recovering wood in the State of Para from the Amazon River and all bodies of fresh water connected to or part of the Amazon River ("Amazon River System"). No companies or organizations other than FundAmazon have been granted a license or awarded a contract to extract wood from the Amazon River System by any Brazilian government agency except for Lake Tucurui.

         2. FundAmazon has granted rights to recover wood from the Amazon River System in the state of Para to Eco-Wood, Ltd., a commercial Brazilian company by contract ("sublicense") and has not granted recovery rights to any other party. Therefore, Eco-Wood is the only company that can legal recover wood from the Amazon River in the state of Para.

         3. FundAmazon and Eco-Wood have the authority to grant sublicenses to recover wood from the Amazon River in the State of Para and the licenses are assignable to third parties.

         4. The licenses held by FundAmazon effectively preclude any company from obtaining a license to extract wood from the Amazon River System and further that these licenses give FundAmazon the first rights to salvage wood from the Amazon River.

         5. Eco-Wood is currently recovering wood from the activated areas of the Para licenses. The area of the Amazon River System covered by the activated area of the licenses include all rivers in the State of Para.

         6. The mill operated by Eco-Wood can receive an international certification equivalent to FSC or Smartwood certification after correcting minor discrepancies.

         7. Based on the density of logs in the Amazon River estimated from salvage operations, Eco-Wood and FundAmazon project that the areas in the Amazon River covered by the activated part of their licenses contain from 10 to 60 million cubic meters of logs.

WHEREAS, Enviro has developed a business in processing and selling salvaged underwater wood.



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AND WHEREAS, Enviro has developed techniques to locate submersed logs and tree with the help of sidescan sonar.

NOW, the parties hereby agree as follows:

         1. The parties shall prepare and execute an acquisition agreement containing the following terms:

                  (a) Upon execution of the acquisition agreement, a Brazilian subsidiary of Enviro ("the Subsidiary") will acquire the assets of Eco-Wood (including FundAmazon/Eco-Wood contracts, licenses, license rights, and other intangible assets) and Eco-Wood will grant the sole sublicense to Enviro-Recovery, Inc. for recovering wood from the Amazon River, Inc.

                  (b) Enviro will transfer 3,000,000 shares of common stock to Eco-Wood using the following schedule

                           (i)      1,000,000 shares upon execution of
                  acquisition agreement;

                           (ii) 1,000,000 shares one year from the date of the acquisition agreement;

                           (iii) 1,000,000 shares two years from the date of the acquisition agreement;

                           (iv) the stock will be restricted for not less than
                  one year depending on U.S. securities laws and its issuance contingent upon Enviro being the only company that can salvage wood from the Amazon River System in the state of Para from the date of this agreement until the stock is issued.

                  (c) As long as Enviro is the only company that can legally recover wood from the Amazon River System with the exception of Lake Tucurui, Enviro shall pay Eco-Wood a royalty of 2% of net payments received for wood retrieved under this license and sold by the Subsidiary. Royalties shall be paid quarterly and shall be subject to adjustment based on receipt of payment and deductions, bad debt, etc.

                  (d) Options to Eco-Wood for 1,200,000 shares to be granted at $.20 when a sole license is granted to Enviro for recovery of logs from the Amazon River System, state of Para and that FundAmazon provides Enviro with license documentation to support that Enviro is the only company that can recover wood from the Amazon River System in the State of Para. FundAmazon will meet the documentation requirement upon Enviro confirming that the federal and state licenses or appropriate legislation, regulations, etc. represent that any competitor that wants to recover wood from the Amazon River must obtain the permission of FundAmazon or show that FundAmazon can stop the competitor by starting a salvage option in the part of the




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                  river that the competitor applied for recovery rights
                  ("documentation requirements"). The documentation, validity and support must be acceptable, in terms of content and length of time, in the judgment of Enviro ("agreeable license terms") for the Options to be granted. The Options shall not be granted if the documentation requirements or agreeable license terms are not met within 18 months of this agreement. After the options are granted, options for purchasing 200,000 shares shall vest every 12 months after the options are granted. The options shall be exercisable for 2 years after the options vest. If another company legally recovers wood from the Amazon River in the State of Para all unexercised options expire.

                  (e) Options to Eco-Wood for 1,200,000 shares to be granted at $.20 when a sole license is granted to Enviro for removal of logs from the Amazon River System, state of Amazonia and that FundAmazon provides Enviro with license documentation to support that Enviro is the only company that can recover wood from the Amazon River System in the State of Para. FundAmazon will meet the documentation requirement upon Enviro confirming that the federal and state licenses or appropriate legislation, regulations, etc. represent that any competitor that wants to recover wood from the Amazon River must obtain the permission of FundAmazon or shows that FundAmazon can stop the competitor by starting a salvage operation in the part of the river that the competitor applied for recovery rights ("documentation requirements"). The documentation, validity and support must be acceptable, in terms of content of length of time, in the judgment of Enviro ("agreeable license terms") for the Options to be granted. The Options shall not be granted if the documentation requirements or agreeable license terms are not met within 18 months of this agreement. After the options are granted, options for purchasing 200,000 shares shall vest every 12 months after the options are granted. The options shall be exercisable for 2 years after the options vest. If another company legally recovers wood from the Amazon River in the State of Amazonia all unexercised options expire.

                  (f) Eco-Wood has the right to retain its name and legal identity.

                  (g) Eco-Wood shall have the right of first refusal to reacquire license rights at fair market value if Enviro or, its assignee, ceased at it's volition for reasons other than economic, legal or political to recover logs under this license for a continuous period of six months. This first right of refusal extends until two years from the date that the acquisition agreement is executed.

                  (h) Enviro cannot reassign the license to a non-affiliated 3rd party during the period when shares in item (b) above are not issued without the written consent of Eco-Wood which shall not be withheld unreasonably.

                  (i) Enviro agrees to meet all requirements as specified in the licenses for recovering wood from the Amazon River.




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                  (j) FundAmazon and Eco-Wood agree to keep all required
                  licenses for wood recovery current and active and to ensure that the licenses are renewed so there is no period during which all licenses are not active.

                  (k) Enviro or its subsidiary have the rights to act as a power of attorney for FundAmazon or Eco-Wood if FundAmazon or Eco-Wood are not take the necessary steps to maintain or renew the licenses to recover wood from the Amazon River System.

         2. Both parties shall proceed expeditiously to prepare and to execute the acquisition agreement.

         3. Enviro may terminate or abandon this agreement, at any time, if

                  (a) Eco-Wood or FundAmazon is in material default or breach of the terms hereof or is in default in the due and timely performance of any of its covenants and agreements contained herein (including, but not limited to,

                           (i) the recovery license cannot be transferred or sublicensed to Enviro,

                           (ii) the recovery license is not or will not be exclusive to Enviro other than because Enviro did not act as required or permitted,

                           (iii) the recovery license is terminable by any party
                  or government authority for any reason other than failure to retrieve logs by Enviro for greater than six months,

                           (iv) the recovery license is terminated other than because of a breach or failure to act by Enviro,

                           (v) the assets of Eco-Wood are not previously represented,

                           (vi) Enviro or its subsidiary are prohibited from conducting business in Brazil,

                           (vii) Enviro is unable to account for its assets
                  acquired from Eco-Wood on a consolidated basis as required by United States law or GAAP through no fault of its own), and the default cannot be cured within a reasonable time, or

                  (b) the representations and warranties of Eco-Wood or FundAmazon given to Enviro are not true and correct at any time before the entry into an asset purchase agreement.

         4. Enviro and Eco-Wood/FundAmazon may terminate this agreement if an asset purchase agreement is not entered into by July 1, 2000.




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In Witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first written above.


----------------------------                      ----------------------------
John Vallosa                                      Gregory J. Grambow
President                                         Chief Executive Officer
FundAmazon                                        Enviro-Recovery, Inc.


----------------------------                      ----------------------------
Don Davis                                         Josue Matos
Director and Officer                              Director and Officer
Eco-Wood Ltd.                                     Eco-Wood Ltd.